Exhibit 10.3

November 3, 2009

MasTec, Inc. and the other

Borrowers and Guarantors referred to below

800 Douglas Road, North Tower, 12th Floor

Coral Gables, Florida 33134

Attention: Chief Executive Officer

Re:	Consent to Precision Acquisition, Acknowledgment of Precision Convertible Notes Issuance and Amendments to Loan Agreement

Ladies and Gentlemen:

We refer to the Second Amended and Restated Loan and Security Agreement dated July 29, 2008 (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), by and among MasTec, Inc., a Florida corporation (“MasTec”), certain of the Subsidiaries of MasTec which are identified on the signature pages hereto (together with MasTec, collectively, “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Agent”). All capitalized terms used in this consent letter, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

Borrowers have advised the Agent and the Lenders that Precision Acquisition, LLC, a Wisconsin limited liability company and a wholly-owned Subsidiary of MasTec (“Precision Holdco”), has entered into that certain Membership Interest Purchase Agreement dated November     , 2009 (the “Purchase Agreement”), among Precision Holdco; MasTec; Precision Pipeline LLC, a Wisconsin limited liability company (“Precision Pipeline”); Precision Transport Company, LLC, a Wisconsin limited liability company (“Precision Transport”); Steven R. Rooney, an individual resident of the State of Wisconsin (“Steven Rooney”); Michael Dan Murphy, an individual resident of the State of Wisconsin (“Dan Murphy”); PPL Management, Inc., a Wisconsin corporation (“PPL”; Steven Rooney, Dan Murphy and PPL are collectively referred to herein as “Sellers” and individually as “Seller”), and the other parties thereto, pursuant to which Precision Holdco has agreed to purchase from Sellers and Sellers have agreed to sell to Precision Holdco all of the issued and outstanding membership interests of each of Prevision Pipeline and Precision Transport. The foregoing transaction is hereinafter referred to as the “Precision Acquisition”.

Borrowers have further advised the Agent and Lenders that, prior to or concurrently with the consummation of the Precision Acquisition, and in order to finance a portion of the Purchase Price thereof, MasTec intends to issue, either through a public offering or a private placement, new convertible notes in the original principal amount of up to $100,000,000, but not less than $75,000,000, pursuant to a second supplemental indenture to the existing New Convertible Notes Indenture.

Borrowers acknowledge that pursuant to Section 10.2.13 of the Loan Agreement, Precision Holdco and MasTec may not consummate the Precision Acquisition unless such Acquisition constitutes a Permitted Acquisition under the Loan Agreement. Borrowers have represented to the Agent and the Lenders that, with the exception of (i) the amount of the Purchase Price, and (ii) MasTec’s request that the Debt incurred by Borrowers to finance the Precision Acquisition not be required to constitute Subordinated Debt payable to the Sellers, the Precision Acquisition will constitute a Permitted Acquisition under the Loan Agreement.

Notwithstanding (i) the fact that the Purchase Price of the Precision Acquisition exceeds the amount permitted under the Loan Agreement, and (ii) MasTec’s request that the Debt used to finance the Precision Acquisition not constitute Subordinated Debt payable to the Sellers, Borrowers and Guarantors have requested that the Agent and the Lenders acknowledge and consent to the Precision Acquisition as a Permitted Acquisition under the Loan Agreement.

Borrowers acknowledge that, pursuant to Section 10.2.3 of the Loan Agreement, Borrowers may not create, incur, assume, guarantee or suffer to exist any Debt, except for, among other exceptions, unsecured Debt to the extent that (i) such Debt is not scheduled to amortize or mature prior to the last day of the Term, and (ii) the aggregate amount of such Debt, together with all other Debt of MasTec, does not exceed the maximum aggregate amount of Debt that any of the Obligors are permitted to incur under the Indenture or the New Convertible Notes Indenture.

The Agent and the Lenders are willing to acknowledge and consent to the Precision Acquisition as a Permitted Acquisition, and to acknowledge the incurrence of Debt by Borrowers under the proposed convertible notes, in each case subject to the terms and conditions set forth herein.

The parties also desire to amend the Loan Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for the sum of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Acknowledgment of and Consent to Precision Acquisition as a Permitted Acquisition. At the request of Borrowers, the Agent and the Lenders hereby acknowledge and consent to the Precision Acquisition as a Permitted Acquisition, so long as the following conditions have been satisfied in form and substance satisfactory to the Agent on the date of the closing of the Precision Acquisition (which closing date shall be no later than December 16, 2009):

(i) Borrowers shall have satisfied all of the conditions to a Permitted Acquisition set forth in the Loan Agreement other than the Purchase Price requirement set forth in clauses (c) and (g) of the definition of “Permitted Acquisition”;

(ii) The Purchase Price of the Precision Acquisition shall not exceed $170,000,000 (excluding any earn-out payments due Sellers after the date hereof), which Purchase Price shall consist of (A) up to $150,000,000 in cash, and (B) the assumption or guaranty of certain existing equipment loans of up to $20,000,000 in the aggregate, provided that any existing equipment loans assumed in excess of $20,000,000 will accordingly reduce the cash portion of the Purchase Price on a dollar-for-dollar basis;

(iii) Borrowers shall have delivered to the Agent a duly executed Certificate Regarding Permitted Acquisition, in the form attached as Exhibit A hereto, together with all attachments thereto and other documents referenced therein and required to be delivered in connection therewith, including, without limitation, the Purchase Agreement, all exhibits and schedules thereto, and each employment agreement entered into by Steven Rooney or Dan Murphy with Precision Pipeline in connection with the Precision Acquisition;

(iv) The Precision Acquisition shall be in compliance with the provisions of all Applicable Law (including, without limitation, the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended);

(v) MasTec shall have certified to the Agent in writing that the issuance of the proposed convertible notes in connection with the Precision Acquisition, and the incurrence of the Debt thereunder, are permitted under and do not violate the provisions of the Indenture or the New Convertible Notes Indenture, or cause to exist a default thereunder;

(vi) (A) The Agent shall have received a true, complete and correct copy of the executed indenture pursuant to which the proposed convertible notes are to be issued, the final terms of which are satisfactory to Agent and Lenders, (B) the proposed convertible notes shall at all times remain unsecured, and (C) the provisions regarding the restrictions on, and priorities of, “Indebtedness” and “Liens” contained in such indenture and notes are effective to permit the Loan Agreement, the Obligations thereunder, and Agent’s Liens securing the Obligations (and without limiting the generality of the foregoing, there shall be no restriction on the principal amount of indebtedness of the “Credit Facility” (or the equivalent term defined in the proposed convertible notes indenture)); and

(vii) Borrowers and Guarantors shall have duly executed and delivered this consent and letter amendment and agreed to the amendments to the Loan Agreement set forth herein; and

(viii) The Precision Acquisition shall have occurred and each of Precision Pipeline and Precision Transport shall have delivered the agreements, documents and instruments required by Agent in order for Precision Pipeline and Precision Transport to be joined as Borrowers under the Loan Agreement.

2. Amendments to Loan Agreement. In connection with the proposed Precision Acquisition, the parties hereto hereby agree to amend the Loan Agreement as follows; provided, that with the exception of the amendment to the Loan Agreement in clause (a) of this Section 2 below, which shall be effective on the date of this letter agreement, all amendments to the Loan Agreement set forth in this Section 2 shall only be effective upon the satisfaction of the conditions (i) through (viii) set forth in Section 1 above:

(a) By deleting the pricing grid set forth in the definition of “Applicable Margin” contained in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new pricing grid:

Level	Leverage Ratio	Applicable LIBOR Margin	Applicable Base Rate Margin
I	≥ 4.00 to 1.00	3.00%	1.75%

II	≤ 3.00 to l.00 but < 4.00 to 1.00	2.75%	1.50%

III	≥ 2.00 to l.00 but < 3.00 to 1.00	2.50%	1.25%

IV	≥ 1.50 to l.00 but < 2.00 to 1.00	2.25%	1.25%

(b) By deleting clause (b) of the definition of “Change of Control” contained in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following

(b) any “Change of Control,” “Change in Control” or similar event or circumstance, however defined or designated, under the Indenture (as in effect on the date of this Agreement), or any “Change of Control”, “Change in Control”, “Fundamental Change” or similar event or circumstance, however defined or designated, under the New Convertible Notes or New Convertible Notes Indenture or under the Precision Convertible Notes or the Precision Convertible Notes Indenture (each as in effect on the effective date thereof) shall occur.

(c) By adding the following new definitions of “Precision Convertible Notes”, “Precision Convertible Notes Indenture” and “Precision Multiemployer Plan” to Section 1.1 of the Loan Agreement, in proper alphabetical sequence:

Precision Convertible Notes - MasTec’s Senior Convertible Notes having a maturity of not sooner than five (5) years from the issuance date thereof in the original principal amount of up to $100,000,000, but not less than $75,000,000, issued pursuant to the Precision Convertible Notes Indenture, on or before November 30, 2009, on an unsecured basis and otherwise on terms satisfactory to Agent and Lenders.

Precision Convertible Notes Indenture - the supplemental indenture to the New Convertible Notes Indenture among MasTec, its Subsidiaries and U.S. Bank, National Association, as Trustee, governing the Precision Convertible Notes.

Precision Multiemployer Plans - with respect to Precision Pipeline as a contributing employer, the Pipeline Industry Pension Fund, the Laborers National Pension Fund, and the Central Pension Fund, and any other Multiemployer Plan to which Precision Pipeline is or was required to contribute to on or before November     , 2009, provided, that each of such Plans is one under which substantially all of the employees with respect to whom Precision Pipeline has an obligation to contribute perform work in the building and construction industry, within the meaning of the exemptions to the withdrawal liability rules under ERISA that are applicable to employers in the building and construction industry; and provided, further, that each of such Plans (and Borrowers’ liability thereunder) is and remains in compliance with, and does not at any time result in a breach or default under, any other provisions of this Agreement.

(d) By deleting the definition of “Refinancing Conditions” contained in Section 1.1 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following:

Refinancing Conditions - the following conditions, each of which must be satisfied before Refinancing Debt shall be permitted under Section 10.2.3 of this Agreement: (i) the Refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced (or in the case of each of (A) the Indenture and Senior Notes, (B) the New Convertible Notes Indenture and the New Convertible Notes, and (C) the Precision Convertible Notes Indenture and the Precision Convertible Notes, the original principal amount of the Senior Notes, the New Convertible Notes and the Precision Convertible Notes, as applicable), (ii) the Refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being extended, renewed or refinanced, (iii) the Refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such extension, renewal or refinancing, (iv) if the Debt being extended, renewed or refinanced is subordinate to the Obligations, the Refinancing Debt is subordinated to the same extent, (v) the covenants contained in any instrument or agreement relating to the Refinancing Debt are no less favorable to Obligors than those relating to the Debt being extended, renewed or refinanced, and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist.

(e) By deleting subclause (z) of Section 2.1.3 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new subclause (z):

(z) to defease, redeem or refinance any of the Senior Notes, the New Convertible Notes or the Precision Convertible Notes.

(f) By deleting Section 10.1.13 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 10.1.13:

10.1.13. Compliance with Indenture, New Convertible Notes Indenture and Precision Convertible Notes. Comply with the terms and provisions of (a) the Indenture and the Senior Notes, (b) the New Convertible Notes Indenture and the New Convertible Notes and (c) the Precision Convertible Notes Indenture and the Precision Convertible Notes.

(g) By deleting subclause (ii) of Section 10.2.3 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new subclause (ii):

(ii) each of the Senior Notes, the New Convertible Notes and the Precision Convertible Notes;

(h) By deleting the final paragraph of Section 10.2.3 of the Loan Agreement, and by substituting in lieu thereof the following new final paragraph:

None of the provisions of this Section 10.2.3 that authorize any Obligor to incur any Debt shall be deemed to (A) override, modify or waive any of the provisions of Section 10.3, which shall constitute an independent and separate covenant and obligation of each Borrower, or (B) permit any Obligor to incur any Debt in violation of any provision of the Indenture, the New Convertible Notes Indenture, or the Precision Convertible Notes Indenture.

(i) By deleting Section 10.2.23 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 10.2.23:

10.2.23. Multiemployer Plans. Become, or permit any Subsidiary to become a party to a Multiemployer Plan other than the Precision Multiemployer Plans.

(j) By deleting Section 10.2.24 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 10.2.24:

10.2.24. Amendments to Other Agreements. Amend the interest rate or principal amount or schedule of payments of principal and interest with respect to any Debt (other than the Obligations), or any dividend rate or redemption schedule applicable to any preferred stock of an Obligor, other than to reduce the interest or dividend rate or to extend any such schedule of payments or redemption schedule, or amend or cause or permit to be amended in any material respect, or in any respect that may be adverse to the interests of Agent or Lenders, (i) the Indenture or any other agreement at any time governing or evidencing Subordinated Debt, (ii) the New Convertible Notes Indenture or any other agreement at any time governing or evidencing the New Convertible Notes, (iii) the Precision Convertible Notes Indenture or any other agreement at any time governing or evidencing the Precision Convertible Notes, or (iv) the general indemnity agreement between any Obligor and any surety that has issued any outstanding surety bonds for the account of such Obligor or any related intercreditor agreement.

(k) By deleting Section 12.1.6 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 12.1.6:

12.1.6 Other Defaults. There shall occur any default or event of default on the part of any Obligor or any Subsidiary under (i) the Indenture, (ii) the New Convertible Notes Indenture, (iii) the Precision Convertible Notes Indenture, or (iv) under any other agreement, document or instrument to which such Obligor or such Subsidiary is a party or by which such Obligor or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $2,500,000, in each case under this clause (iv) if the payment or maturity of such Debt may be accelerated in consequence of such default or event of default or demand for payment of such Debt may be made.

3. Inclusion of Assets in Borrowing Base. Borrowers hereby acknowledge and agree that, notwithstanding any provision of the Loan Agreement to the contrary, in connection with the Precision Acquisition, no Accounts or Equipment acquired pursuant to the Precision Acquisition shall be included in the Borrowing Base prior to Agent’s review and satisfaction with such appraisals, commercial finance exams and other assessments of such Accounts and related Inventory, Equipment and Real Estate as the Agent has requested, which appraisals, exams and other assessments shall be provided at Borrowers’ sole expense.

4. Consent Fees; Expenses of Agent. In consideration of Agent’s and Lenders’ willingness to enter into this consent and letter amendment, the Borrowers hereby jointly and severally agree to pay to Agent, for the Pro Rata benefit of the Lenders that are signatories to this consent and letter amendment, a nonrefundable fee in the amount of $262,500 in immediately available funds on the date hereof which shall be fully earned on such date. Additionally, to induce Agent and Lenders to enter into this consent and letter amendment and grant the accommodations set forth herein, Borrowers hereby jointly and severally agree to pay, on the date hereof any other fee required by Agent individually, and on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this consent and letter amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

5. Additional Inducements. To induce the Agent and the Lenders to enter into this consent and letter amendment and consent to or acknowledge Borrowers’ requests set forth above, by their signatures below, each Borrower hereby represents and warrants to the Agent and the Lenders that (a) the Precision Acquisition does not or will not conflict with, result in a breach of, or constitute a default under any material provision of any indenture, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its properties are or may be bound; and (b) no Default or Event of Default exists on the date hereof or will result from the consummation of the Precision Acquisition.

6. Miscellaneous. The consents, amendments and agreements set forth herein shall be effective, subject to the foregoing conditions, when the Agent receives five (5) counterparts of this consent and letter amendment, duly executed by each Borrower and the Lenders. The consents, amendments and acknowledgments herein are limited as written and do not constitute consents, amendments, acknowledgments, waivers or releases by the Agent or any Lender of any provision of the Loan Agreement or any right of the Agent or any Lender thereunder, except as expressly set forth herein. This consent and letter amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default. Nothing herein shall be construed to be an admission by Borrowers that the Agent’s and the Lenders’ consent or acknowledgment is required with respect to future acquisitions constituting Permitted Acquisitions under the Loan Agreement. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this consent and letter amendment.

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This consent and letter amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This consent and letter amendment may be executed in any number of counterparts and by different parties to this consent and letter amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same amendment. Any signature page counterpart delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature page counterpart hereto.

Very truly yours,

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Dennis S. Losin
	Name:	Dennis S. Losin
	Title:	Senior Vice President

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GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Brian Miner
	Name:	Brian Miner
	Title:	Duly Authorized Signatory

[Signatures continue on following page.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jay Stein
	Name:	Jay Stein
	Title:	Vice President

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SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Uri Sky
	Name:	Uri Sky
	Title:	VP Credit

By:	/s/ Jennifer Humphrey
	Name:	Jennifer Humphrey
	Title:	Vice President, Operations

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BORROWERS:

MASTEC, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

MASTEC CONTRACTING COMPANY, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

MASTEC SERVICES COMPANY, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

MASTEC NORTH AMERICA, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

CHURCH & TOWER, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

POWER PARTNERS MASTEC, LLC

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

GLOBETEC CONSTRUCTION, LLC

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

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THREE PHASE LINE CONSTRUCTION, INC.

By:		/s/ Peter Johnson
Name:		Peter Johnson
Title:		President

PUMPCO, INC.

By:		/s/ C. Robert Campbell
Name:		C. Robert Campbell
Title:		EVP & CFO

NSORO MASTEC, LLC

By:		/s/ C. Robert Campbell
Name:		C. Robert Campbell
Title:		EVP & CFO

WANZEK CONSTRUCTION, INC.

By:		/s/ C. Robert Campbell
Name:		C. Robert Campbell
Title:		EVP & CFO

MASTEC RESIDENTIAL SERVICES, LLC
	By:	MasTec North America, Inc.,
its sole Member

By:		/s/ C. Robert Campbell
Name:		C. Robert Campbell
Title:		EVP & CFO

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GUARANTORS:

PHASECOM SYSTEMS INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

INTEGRAL POWER & TELECOMMUNICATIONS CORPORATION, LTD.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

MASTEC NORTH AMERICA AC, LLC

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

THREE PHASE ACQUISITION CORP.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO